Exhibit 99.1

JEFFERSONVILLE BANCORP
Jeffersonville, New York 12748

Press Release

For More Information, call: 845-482-4000

Contact: Raymond Walter, President and Chief Executive	For Release
Officer of The First National Bank of Jeffersonville	April 29, 2003

Company Press Release

Jeffersonville Bancorp Announces First Quarter Earnings

Jeffersonville Bancorp, Inc. (NASDAQ — JFBC) announced today that first quarter earnings were $1,426,000 ($0.96 per share) up over 14% from $1,248,000 ($0.84 per share) for the first quarter of 2002.

Total assets as of March 31, 2003 were $320,997,000, an increase of $19,272,000 or 6.4% from the first quarter of 2002. Loans were $172,660,000, an increase of $10,761,000 or 6.6%. Deposits were $254,108,000, an increase of $13,707,000 or 5.7%.

Jeffersonville Bancorp is a one-bank holding company, which owns all the capital stock of The First National Bank of Jeffersonville. “Jeff Bank” maintains ten full service branches in Sullivan County New York located in Jeffersonville, Liberty, Monticello, Eldred, Loch Sheldrake, Livingston Manor, Narrowsburg, Callicoon, Wal*Mart/Monticello and Wurtsboro.